Exhibit 6.25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE ISSUER TREATS AS PRIVATE OR CONFIDENTIAL

POOLING AGREEMENT

MODERN MINING TECHNOLOGY CORP.

and

JEET BASI

(as representative of the holders of Common Shares)

May 11, 2026

POOLING AGREEMENT

This Pooling Agreement (this “Agreement”) is made the 11th day of May, 2026.

BETWEEN:

MODERN MINING TECHNOLOGY CORP.

(the “Company”)

- and –

JEET BASI

(the “Securityholder Representative”)

WHEREAS the Company contemplates listing (the “Listing”) the common shares in the capital of the Company (the “Shares”) on the NYSE American Stock Exchange (the “Exchange”), or such other stock exchange in the United States as it may determine;

AND WHEREAS the persons set out in Schedule “A” (each, a “Securityholder”) owns that number of Shares as is set out next to their name in Schedule “A” (the “Securities”);

AND WHEREAS in connection with the Listing and as agreed to by the Company’s selling agent, Digital Offering LLC, in order to assist with building an orderly trading market for the Shares on the Exchange, the Securityholder has agreed to place restrictions on the sale of their Securities in accordance with the terms of this Agreement;

THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

1. General Restriction on Sales, Pledges, etc.

The Securityholder shall not directly or indirectly sell, assign, transfer, pledge, mortgage, or otherwise dispose of or encumber any legal or beneficial interest in the Securities subject to such Pool Term (hereinafter defined) or any portion thereof (each of which is a “Transaction”), nor shall they agree to do any such Transaction, whether or not any such Transaction is not to be effective until such time as the Securities have been released from the Pool (hereinafter defined) in accordance with the release schedule in Section 4 hereof. Notwithstanding the foregoing, the Securityholder may transfer their Shares to an affiliated entity or person provided there is no change in beneficial ownership of the Securities.

2. Voting of Shares in Pool

All and any voting rights attached to the Securities shall at all times be exercised by the Securityholder, and all rights attached thereto including the right to receive payment of any dividends shall be for the benefit of the Securityholder.

3. Non-Applicability of Standstill Clause

The restrictions in Section 1 do not apply to the Securityholder in the case of a take-over bid, amalgamation, arrangement, merger or similar transaction of the Company by a third party who is arm’s length to the Company.

4. Release of Pooled Securities

The Securities will be subject to contractual restrictions on resale, pursuant to which the Securities will be subject to a pool (the “Pool”) for a period of 180 days or as described below (the “Pool Term”) from the date the Company may complete the Listing (the “Listing Date”), with releases occurring on the following schedule:

180 days after the Listing Date	45% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $12.00 for any period of 10 consecutive trading days after the Listing Date and the average trading volume of the Shares is greater than 250,000 Shares per day for those 10 consecutive trading days	25% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $6.37 on any day after the Listing Date	5% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $6.37 for any period of 10 consecutive trading days beginning at least 30 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 30 day period following the Listing Date	5% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $6.37 for any period of 10 consecutive trading days beginning at least 60 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 60 day period following the Listing Date	5% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $6.37 for any period of 10 consecutive trading days beginning at least 90 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 90 day period following the Listing Date	5% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $6.37 for any period of 10 consecutive trading days beginning at least 120 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 120 day period following the Listing Date	5% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $6.37 for any period of 10 consecutive trading days beginning at least 150 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 150 day period following the Listing Date	5% of the Securities

5. Entire Agreement

This Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including the Acknowledgements. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in the aforesaid agreements.

6. Termination

This Agreement may be terminated upon the written agreement of all parties.

7. Reorganizations, etc.

If, during the period in which any of the Securities are retained in escrow pursuant to this Agreement, a reorganization affecting the share capital occurs, then and in each such event, the Securities shall be released and replaced by the shares of stock and other securities and property upon the terms and conditions provided in the relevant reorganization documents.

8. Further Assurance

The parties shall, upon reasonable request and without unreasonable delay, execute and deliver any further documents or assurances and perform any acts necessary to carry out the intent and purposes of this Agreement. The Securityholder will allow a representative of the Company to inspect, at the Company’s costs, the physical certificate or other instrument representing the Securities in order to ensure compliance with this Agreement during normal business hours on reasonable notice to the Securityholders provided that such inspections will not unduly impact or impede the ordinary business operations of the Securityholders.

9. Time

Time is of the essence of this Agreement.

10. Governing Laws and Venue

This Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia. The parties attorn to British Columbia in the event of any legal proceedings involving this Agreement.

11. Counterparts

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument. Each party hereto will be entitled to rely on delivery by facsimile or electronically delivered portable document format (PDF) of an executed copy of this Agreement and acceptance by a party of such facsimile or PDF copy will be equally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

12. Notices

All notices that may be or are required to be given pursuant to any provision of this Agreement are to be given or made in writing and served personally, delivered by courier or sent by facsimile or other electronic transmission:

in the case of the Company, to:

Modern Mining Technology Corp.

Suite 1500, 1055 West Georgia

Street Vancouver, BC, V6E 4N7

Attention: Jeet Basi

Email: jbasi@modernmining.com

with a copy (which shall not constitute notice) to:

McMillan LLP

Suite 1500, 1055 West Georgia

Street Vancouver, BC, V6E 4N7

Attention: Desmond Balakrishnan

Email: desmond.balakrishnan@mcmillan.ca

in the case of the Securityholders, to the respective address provided in Schedule “A”.

13. Severability

Any provision of this Agreement which is or becomes prohibited and unenforceable does not invalidate, affect or impair the remaining provisions which shall be deemed to be severable from such prohibited or unenforceable provision.

14. Enurement

This Agreement enures to the benefit of and is binding on the parties and their heirs, executors, administrators, successors and permitted assigns.

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IN WITNESS WHEREOF this Agreement has been executed by the Parties on the date first above written.

MODERN MINING TECHNOLOGY CORP.

By:	/s/ David Whitney
	Name:	David Whitney
	Title:	Chief Financial Officer

/s/ Kuljit Basi
Jeet Basi
(as representative of holders of the Common Shares)

SCHEDULE “A”

SECURITYHOLDERS

Name	Address	No. of Shares
[****]	[****]	59
[****]	[****]	10,353
[****]	[****]	5,176
[****]	[****]	10,353
[****]	[****]	9,421
[****]	[****]	20,706
[****]	[****]	10,353
[****]	[****]	10,353
[****]	[****]	20,706
[****]	[****]	28,046
[****]	[****]	5,176
[****]	[****]	20,800
[****]	[****]	5,176
[****]	[****]	2,360
[****]	[****]	10,353
[****]	[****]	2,353
[****]	[****]	5,882
[****]	[****]	3,529
[****]	[****]	2,941
[****]	[****]	23,529
[****]	[****]	2,941
[****]	[****]	5,882
[****]	[****]	5,859
[****]	[****]	176,468
[****]	[****]	5,882
[****]	[****]	7,647
[****]	[****]	5,882
[****]	[****]	5,882
[****]	[****]	5,882
[****]	[****]	8,823
[****]	[****]	29,411
[****]	[****]	5,882
[****]	[****]	8,823
[****]	[****]	8,823
[****]	[****]	14,706
[****]	[****]	80,881
[****]	[****]	45,293
[****]	[****]	139,703
[****]	[****]	47,058
Total:		819,353